Exhibit 99.1

ProMIS Neurosciences Reports Positive Blinded Six-Month Interim Safety and Biomarker Data for PMN310 in the PRECISE-AD Phase 1b Alzheimer’s Disease Trial

No ARIA-E observed across all genotypes, including APOE4 homozygotes

ARIA-H tracking background rates

Early biomarker movement consistent with target engagement

12-month topline results expected in Q1 2027

Cambridge, Massachusetts, July 28, 2026 (GLOBE NEWSWIRE) — ProMIS Neurosciences Inc. (Nasdaq: PMN), a clinical-stage biopharmaceutical company developing therapeutics that selectively target toxic misfolded proteins in neurodegenerative diseases, today announced positive blinded six-month interim safety and biomarker results from PRECISE-AD, the Phase 1b trial of its lead drug candidate, PMN310, in patients with mild cognitive impairment due to Alzheimer’s disease or mild Alzheimer’s disease (AD).

In the blinded interim analysis evaluating 136 AD patients, PMN310 was observed to have a favorable safety profile across all genotypes, with no cases of amyloid-related imaging abnormalities-edema (ARIA-E) reported as of the data cutoff date, and early, directionally consistent movement in disease-relevant biomarkers potentially reflective of the randomization pattern. The trial remains blinded and ongoing with topline 12-month results expected in the first quarter of 2027.

Interim Highlights

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Favorable safety profile across all genotypes: No ARIA-E and 4.4% total ARIA (all mild and asymptomatic, consisting of only amyloid-related imaging abnormalities-microhemorrhages (ARIA-H)), with no treatment-related serious adverse events and no drug-related discontinuations at the interim.

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Same profile in high-risk APOE4 carriers: No ARIA-E observed in any genotype in a population that included 61% APOE4 carriers, of which 11% were homozygotes, a group underserved by approved amyloid-directed therapies.

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Early biomarker movement consistent with target engagement: On a blinded basis, a majority of patients showed reductions in disease-relevant biomarkers against expected increases in natural-history trajectories: 68.5% of patients had a decline from baseline (change ≤ 0) in plasma pTau217 and 62.5% had a decline in CSF MTBR-tau243, consistent with a potential beneficial drug effect and potentially reflective of the trial’s 3:1 active-to-placebo randomization. These are blinded interim biomarker observations, meaning treatment allocations between drug and placebo groups are not known at this time. These observed biomarker trends are not a determination of efficacy, and trends in biomarkers may not ultimately be reflective of clinical effects.

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Differentiated, oligomer-selective mechanism: PMN310 is designed to selectively bind toxic amyloid-beta oligomers while avoiding plaque, a mechanism intended to decouple potential efficacy from ARIA risk.

•	Clear path forward: Unblinded 12-month topline data expected Q1 2027, including efficacy data.

“These interim data reinforce our central thesis: by selectively targeting toxic oligomers, PMN310 has the potential to deliver the benefits of amyloid-directed therapy without the ARIA burden that has constrained this class of drugs,” said Neil Warma, Chief Executive Officer of ProMIS Neurosciences. “The absence of ARIA-E, an overall favorable safety profile, and early biomarker movement together align with our expectations based on our prior studies. We look forward to our 12-month topline readout in the first quarter of 2027.”

Dr. Will Mantyh, a behavioral neurologist at the University of Minnesota, said, “In real-world practice, ARIA risk is the central prescribing barrier: clinicians, patients, and health systems must contend with the issues of safety monitoring, identification, and sometimes emergent neurological treatment of ARIA. A profile with low incidence of total ARIA, including no ARIA-E, would be a game-changer. Just as importantly, plasma pTau217 and CSF MTBR-tau243 are among the most informative fluid biomarkers we have for tracking Alzheimer’s biology; seeing early, coherent movement in both is highly encouraging before a definitive readout.”

ProMIS will host a live webinar today to discuss these results.

Webinar Details

Date: July 28, 2026

Time: 8:00–9:00 a.m. ET

Speakers (ProMIS): Neil Warma, Chief Executive Officer, and Dr. Larry Altstiel, Chief Medical Officer

Featured Key Opinion Leaders: Dr. Will Mantyh and Dr. Michael Weiner

Registration: https://lifescievents.com/event/it38tlq/

About PMN310 and the PRECISE-AD Trial for Alzheimer’s Disease (AD)

PMN310, ProMIS’ lead product candidate for the treatment of AD, is a humanized IgG1 monoclonal antibody designed to selectively target only the toxic oligomers of amyloid-beta (AβOs), believed to be among the earliest and most damaging drivers of Alzheimer’s disease, while avoiding binding to amyloid plaques and vascular deposits. This selectivity may reduce or eliminate the risk of amyloid-related imaging abnormalities (ARIA), including brain swelling (ARIA-E) and microhemorrhages (ARIA-H), which are commonly associated with plaque-binding antibodies. PMN310 was granted Fast Track Designation by the U.S. Food and Drug Administration in July 2025.

Based on encouraging results from a Phase 1a trial (NCT06105528) in healthy volunteers, ProMIS initiated the PRECISE-AD Phase 1b trial to evaluate PMN310 in patients with mild cognitive impairment due to AD or mild AD. PRECISE-AD (NCT06750432) is a randomized, double-blind, placebo-controlled study evaluating the safety, tolerability, and pharmacokinetics of multiple ascending doses (5, 10, and 20 mg/kg) of intravenous PMN310. The study has completed enrollment of 144 participants across the three dosing cohorts who are being treated for twelve months. It is designed to provide meaningful insight into the effects of PMN310 on biomarkers and clinical outcomes.

About ProMIS Neurosciences Inc.

ProMIS Neurosciences is a clinical-stage biotechnology company committed to the discovery and development of therapeutic antibodies and vaccines selective for toxic oligomers associated with the development and progression of neurodegenerative and other misfolded protein diseases. The

Company’s proprietary target discovery engine, EpiSelect™, has been shown to predict novel targets known as Disease Specific Epitopes (DSEs) on the molecular surface of misfolded proteins that cause neurodegenerative diseases, including Alzheimer’s disease (AD), amyotrophic lateral sclerosis (ALS), frontotemporal dementia (FTD), multiple system atrophy (MSA), and Parkinson’s disease (PD). ProMIS has offices in Cambridge, Massachusetts (USA) and Toronto, Ontario (CAN).

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Certain information in this news release constitutes forward-looking statements and forward-looking information (collectively, “forward-looking information”) within the meaning of applicable securities laws. Statements that refer to expectations, projections or other characterizations of future events or circumstances contain forward-looking information. Specifically, this news release contains forward-looking information relating to the Company’s PRECISE-AD Phase 1b clinical trial, the interpretation and significance of the blinded six-month interim safety and biomarker data (including ARIA, pTau217, and MTBR-tau243 findings) described in this release, target engagement, the expected timing and nature of topline clinical data of PMN310, its mechanism of action and potential benefits, and the Company’s development plans. Statements containing forward-looking information are not historical facts but instead represent management’s current expectations, estimates and projections regarding the future of our business, future plans, strategies, projections, anticipated events and trends, the economy and other future conditions. Forward-looking information is necessarily based on a number of opinions, assumptions and estimates that, while considered reasonable by the Company as of the date of this news release, are subject to known and unknown risks, uncertainties and assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking information, including, but not limited to, the risk that early or interim results may not be indicative of future results and that blinded, pooled data may not reflect the effect of PMN310 once unblinded. Important factors that could cause actual results to differ materially from those indicated in the forward-looking information include, among others, the factors discussed throughout the “Risk Factors” section of the Company’s most recently filed Annual Report on Form 10-K for the year ended December 31, 2025 and in its subsequent filings filed with the United States Securities and Exchange Commission. Except as required by applicable securities laws, the Company undertakes no obligation to publicly update any forward-looking information, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

For further information:

Visit us at www.promisneurosciences.com

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LifeSci Communications

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